UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2007

Cell Genesys, Inc.
______________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_________________	_____________	___________
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Forbes Boulevard,
South San Francisco, California		94080
__________________________		__________
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(650) 266-3000

Not Applicable
_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors of the Company unanimously amended the current bylaws of the Company and adopted an Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The amendment to Article V clarifies the process by which certificated and uncertificated shares are issued and transferred. This amendment was adopted so that the Company is eligible to participate in the Direct Registration System which, effective January 1, 2008, will be required of all NASDAQ Stock Market listed companies. The Direct Registration System allows stockholders to have securities registered in their names in electronic (book-entry) form without issuance of physical certificates and allows stockholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The amendments to Article I make certain changes in the procedures for stockholders bringing business and director nominations before the Company’s annual meeting. In particular, proposals of business and director nominations may be made at an annual meeting pursuant to the Company’s notice of meeting of stockholders, by or at the direction of the Board of Directors, or by any qualifying stockholder.

A copy of the Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Cell Genesys, Inc. dated October 17, 2007.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

October 23, 2007	By:	/s/ Sharon E. Tetlow
Name: Sharon E. Tetlow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cell Genesys, Inc. dated October 17, 2007.